UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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UNITY BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Unity Bancorp, Inc
2011 Proxy

UNITY BANCORP, INC.

64 Old Highway 22

Clinton, New Jersey 08809

March 18, 2011

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders (the “Annual Meeting”) of Unity Bancorp, Inc. (the “Company”) to be held on April 28, 2011 at 3:00 p.m. at the Grand Colonial Restaurant, 86 Route 173 West, Perryville (Hampton), New Jersey, (908-735-7889).

At the Annual Meeting, shareholders will be asked to consider and vote upon:

1. The election of the five (5) nominees listed in the attached proxy statement to serve on the Board of Directors for the terms set forth therein for each nominee.

2. The approval of the following advisory (non-binding) proposal: “Resolved, that the shareholders approve the compensation of the Company’s named executive officers as described in the tabular disclosure regarding named executive officers (together with the accompanying narrative disclosure) in this Proxy Statement.”

3. The ratification of the selection of McGladrey & Pullen, LLP, as the Company’s independent external auditors for the year ending December 31, 2011.

4. The adoption of the Company’s 2011 Stock Option Plan.

5. The adoption of the Company’s 2011 Stock Bonus Plan, and

6. Such other business as may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

Space is limited for the Annual Meeting.  If you plan on attending the Annual Meeting, please mark the appropriate box on the proxy card so we can reserve enough space to accommodate all attendees.

Your cooperation is appreciated since a majority of the outstanding shares of Common Stock of the Company must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.  Whether or not you expect to attend, please sign, date and return the enclosed proxy card promptly in the postage-paid envelope provided so that your shares of Company Common Stock will be represented.  In addition, please be kind enough to note on the proxy card whether or not you intend to be present at the Annual Meeting.

On behalf of the Board of Directors and all of the employees of the Company, I thank you for your continued interest and support.

Sincerely yours,

DAVID D. DALLAS

Chairman of the Board

UNITY BANCORP, INC.

64 Old Highway 22

Clinton, New Jersey 08809

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 28, 2011

Notice is hereby given that the 2011 Annual Meeting of Shareholders (the “Annual Meeting”) of Unity Bancorp, Inc., (the “Company”), will be held at the Grand Colonial Restaurant, 86 Route 173 West, Perryville (Hampton), New Jersey, (908-735-7889), on April 28, 2011 at 3:00 p.m., for the purpose of considering and voting upon the following matters:

1. The election of the five (5) nominees listed in the attached proxy statement to serve on the Board of Directors for the terms set forth therein for each nominee.

2. The approval of the following advisory (non-binding) proposal: “Resolved, that the shareholders approve the compensation of the Company’s named executive officers as described in the tabular disclosure regarding named executive officers (together with the accompanying narrative disclosure) in this Proxy Statement.”

3. The ratification of the selection of McGladrey & Pullen, LLP, as the Company’s independent external auditors for the year ending December 31, 2011.

4. The adoption of the Company’s 2011 Stock Option Plan.

5. The adoption of the Company’s 2011 Stock Bonus Plan, and

6. Such other business as may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

Shareholders of record at the close of business on March 4, 2011, are entitled to notice of, and to vote at, the Annual Meeting.  If you plan on attending the Annual Meeting, please mark the appropriate box on the proxy card so we can reserve enough space to accommodate all attendees.

All shareholders are cordially invited to attend the Annual Meeting.  Whether or not you contemplate attending the Annual Meeting, please execute the enclosed proxy and return it to the Company.  You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Company a later-dated proxy or by delivering a written notice of revocation to the Company.  A return envelope, which does not require postage, if mailed in the United States, is enclosed for your convenience.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON APRIL 28, 2011:

You may access the Annual Report, Proxy Statement and Proxy Card at the following website: http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=101233&GKP=205317

By Order of the Board of Directors

DAVID D. DALLAS

Chairman of the Board

March 18, 2011

Clinton, New Jersey

UNITY BANCORP, INC.

64 Old Highway 22

Clinton, New Jersey 08809

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 28, 2011

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Unity Bancorp, Inc. (the “Company”) of proxies to be voted at the Company’s 2011 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on April 28, 2011 and at any postponement or adjournment of the Annual Meeting.

You are cordially invited to attend the Annual Meeting, which will begin at 3:00 p.m. local time.  The Annual Meeting will be held at the Grand Colonial Restaurant, 86 Route 173 West, Perryville (Hampton), New Jersey, (908-735-7889).  Shareholders will be admitted beginning at 2:45 p.m. local time. (Directions:  Route 78 West to Exit 12 to end of ramp, turn left onto Route 173 West and proceed to restaurant on right; or Route 78 East to Exit 11 to end of ramp, turn left on Route 614, turn right onto Route 173 East and proceed to restaurant.)

The Company is first mailing this proxy statement and proxy card (including voting instructions) on or about March 18, 2011, to persons who were Unity Bancorp, Inc. shareholders at the close of business on March 4, 2011, the record date for the Annual Meeting.

PROXIES AND VOTING PROCEDURES

Who Can Vote?

You are entitled to vote at the Annual Meeting all shares of the Company’s common stock, no par value per share (the “Common Stock”), that you held as of the close of business on the record date.  Each share of Common Stock is entitled to one vote with respect to each matter properly brought before the Annual Meeting.

On March 4, 2011, there were 7,222,449 shares of Common Stock outstanding.

In accordance with New Jersey law, a list of shareholders entitled to vote at the meeting will be available at the Annual Meeting.

Who Is a Record Holder?

You may own Common Stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder.

If your shares of Common Stock are registered directly in your name, the Company is sending these proxy materials directly to you.  If the record holder of your shares of Common Stock is a nominee, you will receive proxy materials from such record holder.

How Do I Vote?

Record Holders:

By Mail.  If you choose to vote by mail, mark your proxy, date and sign it, and return it in the postage-paid envelope provided. Your vote by mail must be received by the close of voting at the Annual Meeting on April 28, 2011.

By Attending the Annual Meeting.  If you attend the Annual Meeting, you can vote your shares of Common Stock in person.

Stock Held by Brokers, Banks and Nominees:

If your Common Stock is held by a broker, bank or other nominee, you will receive instructions from them that you must follow in or der to have your shares voted.

If you plan to attend the Annual Meeting and vote in person, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of Common Stock on March 4, 2011.

The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person.

How Many Votes Are Required?

A quorum is required to transact business at the Annual Meeting.  The Company will have a quorum and be able to conduct the business of the Annual Meeting if the holders of a majority of the shares of Common Stock entitled to vote are present at the Annual Meeting, either in person or by proxy.

If a quorum is present, Directors will be elected by a plurality of votes cast at the Annual Meeting.  Thus, a Director may be elected even if the Director receives less than a majority of the shares of Common Stock represented at the Annual Meeting.  Approval of each of the other proposals requires the vote of a majority of those shares voting at the Annual Meeting.

How Are Votes Counted?

All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting in accordance with the instructions given.  If you sign and return your proxy card, but do not specify how you wish your shares to be voted, your shares represented by that proxy will be voted “for” each of the proposals listed in the notice of meeting and as recommended by the Board of Directors on any other business to be conducted at the Annual Meeting.  The Board is not aware of any other business to be conducted at the Annual Meeting.

Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners’ discretion has been withheld as to one or more matters to be acted upon at the Annual Meeting, will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting.  However, any shares not voted as a result of a marked abstention or a broker non-vote will not be counted as votes for or against a particular matter.  Accordingly, marked abstentions and broker non-votes will have no effect on the outcome of a vote.

How does the Board recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the

Board of Directors. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

FOR the directors’ nominees to the Board of Directors;

FOR approval of the advisory proposal on executive compensation;

FOR ratification of McGladrey & Pullen, LLP, as the Company’s independent external auditors;

FOR the adoption of the Company’s 2011 Stock Option Plan; and

FOR the adoption of the Company’s 2011 Stock Bonus Plan.

How Can I Revoke My Proxy or Change My Vote?

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting in person at the Annual Meeting.

Who Will Pay the Expenses of Proxy Distribution?

The Company will pay the expenses of the preparation of the proxy materials and the solicitation of proxies.  Proxies may be solicited on behalf of the Company by Directors, officers or employees of the Company, who will receive no additional compensation for soliciting, in person or by telephone, e-mail or facsimile or other electronic means.  In accordance with the regulations of the Securities and Exchange Commission and the Financial Industry Regulatory Authority (“Finra”), the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Common Stock.

PROPOSAL 1 - ELECTION OF DIRECTORS

In accordance with the Certificate of Incorporation and the Bylaws of the Company, the Board of Directors must consist of not less than one (1) and not more than fifteen (15) Directors.  The Board of Directors of the Company currently has ten (10) members.  The Board of Directors is divided into three classes.

Four (4) Directors will be elected at this Annual Meeting to serve for three-year terms expiring at the Company’s Annual Meeting in 2014 and until their successors are duly elected and qualified.  In order to balance our classes of Directors, Ms. Mary Gross is being nominated for a term expiring in 2013. The Board has nominated David D. Dallas, Robert H. Dallas, II, Wayne  Courtright, Peter E. Maricondo and Mary E. Gross.  All nominees, with the exception of Ms. Gross, are current members of the Company’s Board of Directors.

The following tables set forth, as of the record date, the names of the nominees and the names of those directors whose terms continue beyond the Annual Meeting and their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each became a director of the Company and the year in which their terms (or in the case of the nominees, their proposed terms) as director of the Company expire.

The persons named in the enclosed proxy card will vote such proxy “for” the election of each of the nominees named above unless you indicate that your vote should be withheld.  If elected, each nominee will continue in office until his successor has been duly elected and qualified, or until the  earliest of his death, resignation, retirement or removal.  Each of the nominees has indicated to the Company that he or she will serve if elected.  The Company does not anticipate that any of the nominees will be unable to stand for election, but if that happens, your proxy will be voted in favor of another person nominated by the Board.

The Board of Directors has nominated and recommends a vote FOR the election of David D. Dallas, Robert H. Dallas, II, Wayne Courtright, Peter Maricondo and Mary Gross.

Table I — Nominees for 2011 Annual Meeting

Name, Age and Position with Company(1)	Principal Occupation During Past Five Years	Director Since(2)	Term Expires
Wayne Courtright, 63 Director	Consultant; Retired, Former Banker	2004	2014
David D. Dallas(3), 56	Chairman of the Company and the Bank;	1991	2014

Chairman	Chief Excecutive Officer of Dallas Group of America, Inc. (Chemicals)
Robert H. Dallas II,(3), 64	President of Dallas Group of America, Inc. (Chemicals)	1991	2014
Peter E. Maricondo, 64 Director	Financial Consultant	2004	2014
Mary E. Gross, 50 Director	Partner, Human Edge Resources, LLC Director of Career Management Services for The Wharton School MBA Program for Executives	2009	2013

Table II — Directors of the Company Whose Terms Continue
Beyond this Annual Meeting

Name, Age and Position with Company(1)	Principal Occupation During Past Five Years	Director Since(2)	Term Expires
James A. Hughes, 52 President, CEO and Director	President and CEO of the Company and the Bank	2002	2013
Allen Tucker, 84 Vice-Chairman	President, Tucker Enterprises Real Estate Builder and Investor	1995	2013
Dr. Mark S. Brody, 58	V.P. Planned Financial Programs, Inc.;	2002	2012

Director	Managing Member, Financial Planning Analysts, LLC; New York State Licensed Physician
Charles S. Loring, 69 Director	Owner, Charles S. Loring, Certified Public Accountant	1991	2012
Raj Patel, 55 Director	President/CEO of Raja Group; CEO of Millennium Hospitality; Founder and Board Member of Rainbow Investment Group, and Founder Rainbow Distribution Group.	2007	2012

Each director of the Company is also a director of the Bank.

(1)          Includes prior service on the Board of Directors of the Bank.

(2)          David D. Dallas and Robert H. Dallas, II, are brothers.

No Director of the Company is also a Director of any other company registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940.

GOVERNANCE OF THE COMPANY

Meetings of the Board of Directors and Committee Meetings

During the fiscal year ended December 31, 2010, the Board of Directors of the Company held twelve (12) meetings.  During the fiscal year ended December 31, 2010, no director attended fewer than 75% of the aggregate of (i) the meetings of the Board of Directors, and (ii) meetings of the Committees of the Board of Directors on which such director served.  The Board of Directors has determined that each of the following Directors of the Company is “independent” within the meaning of the NASDAQ’s listing standards:  Dr. Mark S. Brody, Wayne Courtright, Charles S. Loring, Peter E. Maricondo, Raj Patel and Allen Tucker, constituting a majority of the Board.  In reviewing the independence of these directors, the Board considered that Messrs. Brody, Courtright, Loring, Maricondo, Patel and Tucker engaged in ordinary course banking transactions with the Bank, including loans that were made in accordance with Federal Reserve Regulation O.  The Company’s policy is to require all Directors to attend annual meetings of shareholders absent extenuating circumstances.  All of the Company’s Directors attended the Company’s 2010 Annual Meeting of Shareholders.

Director Qualifications

Dr. Mark S. Brody:  Dr. Mark S. Brody has been a director of the Company and the Bank since 2002.  Dr. Brody is also the Vice President of Planned Financial Programs, Inc.; Managing Member, Financial Planning Analysts, LLC, and is a New York State Licensed Physician.  Dr. Brody has extensive experience in the financial markets and is considered to be an Audit Committee financial expert as such term is defined by SEC regulations.  Dr. Brody is a prominent businessman in NJ and NY and has many contacts to generate new business.

Wayne Courtright:  Wayne Courtright has been a director of the Company and the Bank since 2004.  Mr. Courtright is a retired banker, who has served in the capacity as Chief Lending Officer at several institutions.  Mr. Courtright has extensive experience in the banking industry.  Mr. Courtright is a prominent businessman in NJ and has many contacts to generate new business.

David Dallas:  David D. Dallas has been a director of the Company and the Bank since 1991 and is the current Chairman.  Mr. Dallas is also the CEO of Dallas Group of America, Inc.  Mr. Dallas has extensive experience as a developer/builder of real estate and has extensive knowledge of NJ markets.  Mr. Dallas is a prominent businessman in NJ and has many contacts to generate new business.

Robert H. Dallas, II:  Robert H. Dallas, II, has been a director of the Company and the Bank since 1991.  Mr. Dallas is the President of Dallas Group of America, Inc.  Mr. Dallas has extensive experience as a developer/builder of real estate and has extensive knowledge of NJ markets.  Mr. Dallas is a prominent businessman in NJ and has many contacts to generate new business.

James A. Hughes:  James A. Hughes has been director of the Company and the Bank since 2002.  Mr. Hughes has a BS in Accounting from Mount St. Mary’s, a Master’s degree in Business Administration from Seton Hall University and is a Certified Public Accountant. Prior to Unity Bank, Mr. Hughes was a Senior Vice President at Summit Bancorp and  also worked in public accounting for KPMG. The Board believes that it is important that Mr. Hughes, as the senior managing officer of the Company and the Bank, participate in all Board deliberations and decisions.

Charles S. Loring:  Charles S. Loring has been a director of the Company and the Bank since 1991.  Mr. Loring is self employed as a Certified Public Accountant.  Mr. Loring has extensive financial experience and is considered to be an Audit Committee financial expert as such term is defined by SEC regulations.  Mr. Loring is a prominent businessman in NJ and has many contacts to generate new business.

Peter E. Maricondo:  Peter E. Maricondo has been a director of the Company and the Bank since 2004.  Mr. Maricondo is currently a financial consultant.  Prior to financial consulting, Mr. Maricondo served as the Vice President and Corporate Controller at NUI Corp. in Bedminster, New Jersey and was the Vice President/Controller and Chief Accounting Officer at GPU, Inc.  Mr. Maricondo holds an MBA degree in Accounting from Seton Hall University, and he is a Certified Public Accountant and is considered to be an Audit Committee financial expert as such term is defined by SEC regulations.

Raj Patel:  Raj Patel has been a director of the Company since 2008 and the Bank since 2007.  Mr. Patel is currently serving as the President and CEO of the Raja Group, a real estate acquisition company and CEO of Millennium Hospitality, a real estate holding company.  Mr. Patel is also the founder of Rainbow Investments, a diverse business investment company.  Mr. Patel holds a Bachelors of Engineering from SP University, India.  Mr. Patel is a prominent businessman in NJ and has many contacts to generate new business.

Allen Tucker:  Allen Tucker has been a director of the Company and the Bank since 1995 and is the current Vice Chairman.  Mr. Tucker is also the President of Tucker Enterprises.  Mr. Tucker has extensive experience as a developer/builder of real estate and has extensive knowledge of NJ markets.  Mr. Tucker is a prominent businessman in NJ and has many contacts to generate new business.

Mary E. Gross: Mary E. Gross has been a director of the Bank since 2009. Ms. Gross is a partner and founder of Human Edge Resources, LLC, a management and human resources consulting firm. She is also currently working for The Wharton School, University of Pennsylvania as the Director of Career Management Services for the Wharton MBA Program for Executives. Ms. Gross holds an MBA from The Wharton School of the University of Pennsylvania and a BS degree in Accounting from the University of Maryland and is considered to be an Audit Committee financial expert as such term is defined by SEC regulations.

Diversity

Diversity in knowledge, skills and experience is considered by the Board of Directors when evaluating nominees.  From time to time, the Board of Directors may develop specific additional selection criteria for board membership, taking into consideration current board composition and ensuring that the appropriate knowledge, skills and experience are represented.

Board Leadership

Historically, the Company has separated the positions of CEO and Board Chairman, with the Board Chairman’s position being filled by a non-employee member of the Board.  The Board believes that this structure has been the most appropriate for the Company because it provides the Board with an additional diversity of views on managing the Company and provides the Board with greater independent leadership.

Risk Oversight

Risk is an inherent part of the business of banking.  Risks faced by the Bank include credit risk relating to its loans and interest rate risk to its entire balance sheet.  The Board of Directors oversees these risks through the adoption of policies and by delegating oversight to certain Board committees, including the Executive Loan and Risk Management Committees.

Audit Committee

The Company maintains an Audit Committee of the Board of Directors, which consisted of Chairman Peter E. Maricondo, and Directors Mark S. Brody, Wayne Courtright, and Charles S. Loring during the fiscal year ended December 31, 2010.  The Audit Committee met four (4) times in 2010, and also held three (3) telephone conference calls with its external auditors in 2010.  All Directors who serve on the Audit Committee are “independent” under the heightened NASDAQ listing standards and Securities and Exchange Commission’s rules applicable to audit committees.  The Board has determined that each of Messrs. Maricondo, Loring and Brody are considered “Audit Committee financial experts” as defined in Item 401(h) of Securities and Exchange Commission Regulation S-K.

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities.  The Board has adopted a written charter setting forth the functions of the Audit Committee.  The functions of the Audit Committee are to:  (i) monitor the integrity of the Company’s financial reporting process and systems of internal controls; (ii) monitor the independence and performance of the Company’s external audit and internal auditing functions and determine the engagement of the external and internal auditors; (iii) provide avenues of communication among the external and internal auditors and the Board of Directors; (iv) review and monitor compliance with the Company’s Bank Secrecy Act (BSA) policy, procedures and practices; and (v) review and monitor compliance with the Company’s policies, procedures and practices.  The Audit Committee reviews this charter annually in order to assure compliance with current SEC and NASDAQ rule-making and to assure that the Audit Committee’s functions and procedures are appropriately defined and implemented.  A copy of our Audit Committee charter is available on our website at www.unitybank.com.

The Audit Committee also reviews and evaluates the recommendations of the Company’s independent certified public accountant, receives all reports of examination of the Company and the Bank by regulatory agencies, analyzes such regulatory reports and informs the Board of the results of their analysis of the regulatory reports.  In addition, the Audit Committee receives reports directly from the Company’s internal auditors and recommends any action to be taken in connection therewith.

HR/Compensation Committee

The HR/Compensation Committee consisted of Chairman Mark S. Brody and Director Peter E. Maricondo during the fiscal year ended December 31, 2010.  The HR/Compensation Committee met three (3) times in 2010.  As of the date hereof, Mark S. Brody and Peter E. Maricondo are considered to be “independent” for purposes of NASDAQ listing standards.

The HR/Compensation Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibilities with respect to human resources issues, policies relating to human resources and compensation of employees, including executive compensation.  The HR/Compensation Committee performs functions that include monitoring human resources and compensation issues and practices, both internally and in the marketplace, conducting surveys and studies as to these issues, keeping abreast of current developments in the relevant fields, developing compensation ranges/grades, human resources policies and employment manual updates.  Based on the results of its activities, the HR/Compensation Committee sets the compensation for our executive officers and for the members of our Board.  The HR/Compensation Committee does not delegate its authority regarding compensation.  Currently, no consultants are engaged or used by the HR/Compensation Committee for purposes of determining or recommending compensation. The Board of Directors has adopted a written charter for the HR/Compensation Committee which is available on our website at www.unitybank.com.

HR/Compensation Committee Interlocks and Insider Participation

No members of the HR/Compensation Committee are or were officers or employees of the Company.

The Company does not maintain a separate Nominating Committee.  The full Board of Directors, which is comprised of a majority of independent directors within the meaning of the NASDAQ listing standards, performs the functions and fulfills the role of a nominating committee.  In accordance with NASDAQ listing standards, each nominee selected by the Board must be approved by a majority of the independent Directors.  The Company does not believe that a nominating committee is needed in light of the foregoing approval requirement and the fact that the Board consists largely of independent Directors.  Although the Board has not adopted a formal written charter relating to its nominating procedures, it has adopted a resolution regarding the nomination process.  The Board of Directors carefully considers all director candidates recommended by the Company’s shareholders, and the Board does not and will not evaluate such candidate recommendations any differently from the way it evaluates other candidates.  In its evaluation of each proposed candidate, the Board considers many factors including, without limitation, the individual’s experience, character, demonstrations of judgment and ability, and financial and other special expertise.  The Board is also authorized to obtain the assistance of an independent third party to complete the process of finding, evaluating and selecting suitable candidates for director.  Candidates must be at least 30 years old.  Any shareholder who wishes to recommend an individual as a nominee for election to the Board of Directors should submit such recommendation in writing to the Corporate Secretary of the Company, together with information regarding the experience, education and general background of the individual and a statement as to why the shareholder believes such individual to be an appropriate candidate for Director of the Company.  Such recommendation should be provided to the Company no later than the deadline for submission of shareholder proposals with respect to the annual meeting at which such candidate, if nominated by the Board, would be proposed for election.

Communications with the Board of Directors

The Company encourages shareholder communications with the Board of Directors, but does not have a formal process.  All such communications should be directed to the Chief Executive Officer of the Company, who will circulate them to the other members of the Board.  The Board does not screen shareholder communications through management.

Code of Ethics

The Company has adopted a Code of Ethics in accordance with SEC regulations, applicable to the Company’s Chief Executive Officer, Chief Operating

Officer, senior financial officers and the Board of Directors.  Our Code of ethics is available on our website at www.unitybank.com.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010, was McGladrey & Pullen, LLP.  Representatives of McGladrey & Pullen, LLP, are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Fees Paid to the Company’s Independent Registered Public Accounting Firm during Fiscal Years 2009 and 2010.

Audit Fees

The Company was billed the aggregate amount of $158,668 for the fiscal year ended December 31, 2010, for professional services rendered by McGladrey & Pullen, LLP, for its audit of the Company’s Financial Statements for 2010 and review of the financial statements included in the Company’s Forms 10-Q during 2010.

The Company was billed the aggregate amount of $156,359 for fiscal year ended December 31, 2009, for professional services rendered by McGladrey & Pullen, LLP, for its audit of the Company’s consolidated Financial Statements for 2009 and review of the consolidated financial statements included in the Company’s Forms 10-Q during 2009.

All Other Fees

In addition to the fees set forth above under Audit Fees, the Company was billed $22,500 for professional services related to the audit of the Company’s 401(k) Plan in fiscal year 2010.  The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of McGladrey & Pullen, LLP, and approved such retentions.

In addition to the fees set forth above under Audit Fees, the Company was billed $25,000 for professional services related to the Audit of the Company’s 401K Plan in fiscal year 2009.  The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of McGladrey & Pullen LLP, and approved such retentions.

Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent external auditors.  These services may include audit services, audit-related services, tax services and other services.  The Audit Committee has adopted a policy for the pre-approval of services provided by the independent external auditors.  Under the policy, pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget.  For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval.  The Audit Committee has approved an exception to this pre-approval policy, allowing Management to engage the Company’s independent auditor to provide permissible non-audit services, provided that the total cost of such services, in the aggregate, does not exceed $10,000 in any year.  Management will then report the engagement to the Audit Committee at its next meeting.  All audit and permissible non-audit services provided by McGladrey & Pullen, LLP to the Company for the fiscal years ended 2010 and 2009 were approved by the Audit Committee.

Report of the Audit Committee

The Audit Committee meets at least four times per year to consider the adequacy of the Company’s financial controls and the objectivity of its financial reporting.  The Audit Committee meets with the Company’s independent registered public accounting firm and the Company’s internal auditors, who have unrestricted access to the Audit Committee.

Management of the Company has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls.  The independent registered public accounting firm audits the financial statements prepared by Management, expresses an opinion as to whether those financial statements fairly represent the financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles and discusses with the Audit Committee any issues they believe should be raised with the Committee.

In connection with this year’s financial statements, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s officers and McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm.  The Audit Committee has discussed with McGladrey & Pullen, LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).  The

Audit Committee also received the written disclosures and letters from McGladrey & Pullen, LLP, that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and have discussed such independence with representatives of McGladrey & Pullen, LLP.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the U.S. Securities and Exchange Commission.

Peter E. Maricondo, Chairman

Dr. Mark S. Brody

Wayne Courtright

Charles S. Loring

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth, as of February 11, 2011, certain information concerning the ownership of shares of Common Stock by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the issued and outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each named executive officer described in this Proxy Statement under the caption “Executive Compensation,” and (iv) all Directors and Executive Officers of the Company as a group.

Name and Position With Company(1)	Number of Shares Beneficially Owned(2)		Percent of Class
Mark S. Brody, Director	706,657	(3)	9.74%
Wayne Courtright, Director	94,496	(4)	1.31%
David D. Dallas, Chairman	1,123,667	(5)	15.40%
Robert H. Dallas, II, Director	1,064,707	(6)	14.59%
Charles S. Loring, Director	282,515	(7)	3.87%
Peter E. Maricondo, Director	19,094	(8)	0.26%
Raj Patel, Director	12,874	(9)	0.18%
Allen Tucker, Director	299,535	(10)	4.11%
Mary Gross, Director	2,375	(11)	0.03%
James A. Hughes, President and Director	99,764	(12)	1.37%
Alan J. Bedner, Exec. V.P. and Chief Financial Officer	40,058	(13)	0.55%
John J. Kauchak, Exec. V.P. and Chief Operating Officer	99,423	(14)	1.36%
Raymond Kenwell, Exec. V.P. and Chief Lending Officer	0	(15)	0%
Directors and Executive Officers of the Company as a Group (15 persons)	3,025,970	(16)	39.02%
5% Shareholders:
Wellington Management Company, LLP	415, 960	(17)	5.85%
Robert Cassera	357,551	(18)	5.00%

(1)

     The address for Wellington Management Company is 75 State Street, Boston, MA, 02109. The address for Mr. Cassera is 160 Broadway, 15th Floor, New York, New York 10038. The address for all other listed persons is c/o Unity Bank, 64 Old Highway 22, Clinton, New Jersey, 08809.

(2)

Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within sixty (60) days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.

(3)

Includes 19,841 shares held jointly with his spouse. Also includes 59,429 shares registered to Financial Planning Analysts and owned by Dr. Brody, 120 shares in Dr. Brody’s own name, 10,500 shares in an SEP-IRA account in his own name, and 579,443 shares held in a master account at Financial Planning Analysts over which Dr. Brody has no voting authority, but has dispositive power. Includes 32,665 shares issuable upon the exercise of immediately exercisable options. Also includes 1,157 shares of Restricted Stock granted on December 30, 2005, which vest in 289 share increments over four (4) years commencing January 3, 2007; 1,102 shares of Restricted Stock granted on January 25, 2007, which vest in 275 share increments over four (4) years commencing January 25, 2008; and 1,200 shares of Restricted Stock granted on December 10, 2009, which vest in 300 share increments over four (4) years commencing December 10, 2010; and 1,200 shares granted on September 23, 2010, which vest in 300 share increments over four (4) years commencing September 23, 2011

(4)

Includes 75,117 shares in Mr. Courtright’s own name and 14,720 shares issuable upon the exercise of immediately exercisable options. Also includes 1,157 shares of Restricted Stock granted on December 30, 2005, which vest in 289 share increments over four (4) years commencing January 3, 2007; 1,102 shares of Restricted Stock granted on January 25, 2007, which vest in 275 share increments over four (4) years commencing January 25, 2008; and 1,200 shares of Restricted Stock granted on December 10, 2009, which vest in 300 share increments over four (4) years commencing December 10, 2010; and 1,200 shares granted on September 23, 2010, which vest in 300 shares increments over four (4) years commencing September 23, 2011.

(5)

Includes 203,234 shares in Mr. Dallas’ own name and 72,989 shares issuable upon the exercise of immediately exercisable options. Also includes 9,787 shares held by Mr. Dallas’ son. Shares also disclosed as beneficially owned by Mr. Dallas include 38,413 shares held by Trenton Liberty Ins. Co. and 794,585 shares held by Dallas Financial Holdings, LLC. These shares are also disclosed as beneficially owned by Mr. Robert H. Dallas II. Also includes 1,157 shares of Restricted Stock granted on December 30, 2005, which vest in 289 share increments over four (4) years commencing January 3, 2007; and 1,102 shares of Restricted Stock granted on January 25, 2007, which vest in 275 share increments over four (4) years commencing January 25, 2008; and 1,200 shares of Restricted Stock granted on December 10, 2009, which vest in 300 share increments over four (4) years commencing December 10, 2010; and 1,200 shares granted on September 23, 2010, which vest in 300 shares increments over four (4) years commencing September 23, 2011.

(6)

Includes 154,061 shares in Mr. Dallas’ own name and 72,989 shares issuable upon the exercise of immediately exercisable options. Shares also disclosed as beneficially owned by Mr. Dallas include 38,413 shares held by Trenton Liberty Ins. Co.; and 794,585 shares held by Dallas Financial Holdings, LLC. These shares are also disclosed as beneficially owned by David D. Dallas. Also includes 1,157 shares of Restricted Stock granted on December 30, 2005, which vest in 289 share increments over four (4) years commencing January 3, 2007; and 1,102 shares of Restricted Stock granted on January 25, 2007, which vest in 275 share increments over four (4) years commencing January 25, 2008; and 1,200 shares of Restricted Stock granted on December 10, 2009, which vest in 300 share increments over four (4) years commencing December 10, 2010.

(7)

Includes 142,500 shares in Mr. Loring’s own name; 17,280 shares held by Mr. Loring’s spouse in her name; 28,944 shares owned jointly with his spouse; and 16,143 shares held by The Loring Partnership. Also includes 72,989 shares issuable upon the exercise of immediately exercisable options. Mr. Loring disclaims beneficial ownership of the shares held by his spouse in her own name. Also includes 1,157 shares of Restricted Stock granted on December 30, 2005, which vest in 289 share increments over four (4) years commencing January 3, 2007; and 1,102 shares of Restricted Stock granted on January 25, 2007, which vest in 275 share increments over four (4) years commencing January 25, 2008; and 1,200 shares of Restricted Stock granted on December 10, 2009, which vest in 300 share increments over four (4) years commencing December 10, 2010; and 1,200 shares granted on September 23, 2010, which vest in 300 shares increments over four (4) years commencing September 23, 2011.

(8)

Includes 122 shares in Mr. Maricondo’s own name and 14,314 shares issuable upon the exercise of immediately exercisable options. Also includes 1,157 shares of Restricted Stock granted on December 30, 2005, which vest in 289 share increments over four (4) years commencing January 3, 2007; and 1,102 shares of Restricted Stock granted on January 25, 2007, which vest in 275 share increments over four (4) years commencing January 25, 2008; and 1,200 shares of Restricted Stock granted on December 10, 2009, which vest in 300 share increments over four (4) years commencing December 10, 2010; and 1,200 shares granted on September 23, 2010, which vest in 300 shares increments over four (4) years commencing September 23, 2011.

(9)

Includes 941 shares in Mr. Patel’s own name and 9,535 shares issuable upon the exercise of immediately exercisable options. Also includes the following Restricted Stock: 1,200 shares granted on December 10, 2009, which vest in 300 share increments over four (4) years commencing December 10, 2010; and 1,200 shares granted on September 23, 2010, which vest in 300 shares increments over four (4) years commencing September 23, 2011.

(10)

Includes 179,947 shares in Mr. Tucker’s own name; 72,989 shares issuable upon the exercise of immediately exercisable options and 41,940 shares held by Mr. Tucker’s spouse in her name. Mr. Tucker disclaims beneficial ownership of the shares held by his spouse in her own name. Also includes 1,157 shares of Restricted Stock granted on December 30, 2005, which vest in 289 share increments over four (4) years commencing January 3, 2007; and 1,102 shares of Restricted Stock granted on January 25, 2007, which vest in 275 share increments over four (4) years commencing January 25, 2008; and 1,200 shares of Restricted Stock granted on December 10, 2009, which vest in 300 share increments over four (4) years commencing December 10, 2010; and 1,200 shares granted on September 23, 2010, which vest in 300 shares increments over four (4) years commencing September 23, 2011.

(11)

Includes 175 shares in Ms. Gross’ own name. Also includes 1,000 shares of restricted stock granted on December 10, 2009 which vest in 250 share increments over four (4) years commencing December 10, 2010 and 1,200 shares granted on September 23, 2010 which vest in 300 share increments over four (4) years commencing September 23, 2011.

(12)

Includes 26,088 shares in Mr. Hughes’ own name, 3,069 of which are held in his 401K, and 61,909 shares issuable upon the exercise of immediately exercisable options. Also includes 1,216 shares of Restricted Stock granted on December 31, 2004, which vest in 304 share increments over four (4)

years commencing December 23, 2005; and 2,894 shares of Restricted Stock issued on December 30, 2005, which vest in 723 share increments over four (4) years commencing January 3, 2007; and 3,307 shares of Restricted Stock granted on January 25, 2007, which vest in 827 share increments over four (4) years commencing January 25, 2008; and 2,100 shares of Restricted Stock granted on February 29, 2008, which vest in 525 share increments over four (4) years commencing February 29, 2009; 1,050 shares of Restricted Stock granted on April 2, 2008, which vest in 263 share increments over four (4) years commencing April 2, 2009; also includes 1,200 shares of Restricted Stock granted on December 17, 2009. Pursuant to the regulations of the United States Treasury implementing the Capital Purchase Program (“CPP”), these shares do not begin vesting until the Company has repaid all financial assistance provided to the Company under the CPP; thereafter, these shares will vest ratably over a four-year period.

(13)

Includes 2,378 shares held in Mr. Bedner’s 401K, and 31,237 shares issuable upon the exercise of immediately exercisable options. Also includes 1,216 shares of Restricted Stock granted on December 31, 2004, which vest in 304 share increments over four (4) years commencing December 23, 2005. Also includes 2,025 shares of Restricted Stock granted on December 30, 2005, which vest in 506 share increments over four (4) years commencing January 3, 2007. Also includes 1,102 shares of Restricted Stock granted on January 25, 2007, which vest in 289 share increments over four (4) years commencing January 25, 2008; and 2,100 shares of Restricted Stock granted on February 29, 2008, which vest in 525 share increments over four (4) years commencing on February 29, 2009.

(14)

Includes 26,250 shares in Mr. Kauchak’s own name and includes 66,730 shares issuable upon the exercise of immediately exercisable options. Also includes 1,216 shares of Restricted Stock granted on December 31, 2004, which vest in 304 share increments over four (4) years commencing December 23, 2005; and 2,025 shares of Restricted Stock issued on December 30, 2005, which vest in 506 share increments over four (4) years commencing January 3, 2007; and 1,102 shares of Restricted Stock granted on January 25, 2007, which vest in 275 share increments over four (4) years commencing January 25, 2008.; and 2,100 shares of Restricted Stock granted on February 29, 2008, which vest in 525 share increments over four (4) years commencing February 29, 2009.

(15)	Mr. Kenwell currently does not own stock of the Company.
(16)	Includes 532,596 shares issuable upon the exercise of immediately exercisable options.
(17)

All information regarding the number of shares beneficially owned and the percent of ownership by Wellington Management Company, LLP, was obtained from the Schedule 13-G/A filed with the U.S. Securities and Exchange Commission on February 17, 2009.

(18)

Includes 340,224 shares of common stock owned by a company controlled by Mr. Cassera. All information regarding the number of shares beneficially owned and the percent of ownership of Mr. Cassera is based solely on the Schedule 13D filed with the Securities and Exchange Commission on June 2, 2008.

None of the shares disclosed on the table above are pledged as security for any extension of credit.

EXECUTIVE COMPENSATION

The following table sets forth compensation paid to the Chief Executive Officer, the Chief Financial Officer and the two other most highly compensated executive officers of the Company earning in excess of $100,000 (the “named executive officers”) as of the fiscal year ended December 31, 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation	All Other Compensation ($)	Total ($)

James A. Hughes	2010	252,863	-0-	-0-	-0-	-0-	16,553	269,416
Pres./CEO	2009	229,876	-0-	4,860	-0-	-0-	15,920	250,656

Alan J. Bedner	2010	158,400	-0-	-0-	-0-	-0-	6,247	164,647
EVP/CFO	2009	144,000	-0-	16,170	27,900	-0-	5,759	177,659

John J. Kauchak	2010	147,364	-0-	-0-	-0-	-0-	7,129	154,493
EVP/COO	2009	141,696	-0-	16,170	14,880	-0-	7,060	148,756

Raymond Kenwell	2010	129,808	-0-	-0-	-0-	-0-	7,538	137,346
EVP	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-

The Company and the Bank entered into a First Amendment to Employment Agreement with Mr. Hughes on May 26, 2005, revising the March 23, 2004, Employment Agreement with Mr. Hughes with respect to his services as President of the Company and the Bank.  Under this First Amendment to Employment Agreement, Mr. Hughes will receive an annual base salary, subject to annual review and, in the discretion of the Board of Directors, adjustment based on factors deemed appropriate by the Board.  Mr. Hughes may also receive such additional cash bonuses as the Board of Directors may authorize in its discretion.  Mr. Hughes is entitled to participate in such benefit programs as are made available to employees of the Company, and to participate in such stock option or stock bonus plans as the Board of Directors may, in its discretion, determine.  Mr. Hughes’ agreement contains provisions for the payment of severance and payments upon a change in control. See “Potential Payments upon Termination or Change-in-Control.”

On December 5, 2008, the Company completed a financing transaction with the United States Treasury under the Troubled Asset Relief Program (“TARP”). As a result of the passage of the American Recovery and Reinvestment Act of 2009, all participants in TARP transactions are required to comply with substantial restrictions on executive compensation. These restrictions impact the terms of Mr. Hughes’ employment agreement and those other agreements described under “Potential Payments Upon Termination or Change in Control.” See “Recent Legislation and its Impact on Executive Compensation.”

OPTION EQUITY AWARDS AT FISCAL YEAR-END (12/31/10)

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
James A. Hughes	13,401		0	3.17	7/19/2011	827	5,003	0	0
	26,132		0	5.04	10/16/2012	1,050	6,353	0	0
	7,658		0	8.83	12/18/2013	525	3,176	0	0
	7,718		0	12.62	1/25/2017	1,200	7,260	0	0
	4,900	2,450	0	7.70	2/28/2018
	2,100	1,050	0	7.48	4/02/2018
Alan J. Bedner	536		0	3.17	7/19/2011	276	1,670	0	0
	6,701		0	5.04	10/16/2012	1,050	6,353	0	0
	6,382		0	8.86	11/20/2013
	7,718		0	12.62	1/25/2017
	4,900	2,450	0	7.70	2/28/2018
	5,000	10,000	0	3.98	12/10/2019
John J. Kauchak	13,401		0	3.17	7/19/2011	276	1,670	0	0
	30,386		0	5.04	10/16/2012	1,050	6,353	0	0
	7,658		0	8.83	12/18/2013
	7,718		0	12.62	1/25/2017
	4,900	2,450	0	7.70	2/28/2018
	2,667	5,333	0	3.98	12/10/2019
Raymond Kenwell	0	0	0	0.00	n/a	0	0	0	0

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Mr. Hughes’ employment may be terminated at any time for “cause” as defined in the Employment Agreement, or without “cause.”  In the event that Mr. Hughes is terminated without “cause” or resigns for “good cause” (as defined under the Employment Agreement and discussed below), he is entitled to receive a severance amount equal to 18 months of his then current base salary.  Such amount shall be paid in one lump sum payment (within 30 days of the termination of Mr. Hughes’ employment).  Mr. Hughes will also continue to receive medical, life insurance and other benefits to which he had been entitled at the date of termination for such 18-month period, unless and until Mr. Hughes obtains new employment during such period and such new employment provides for such benefits to be provided to Mr. Hughes.  “Good Cause” under the Employment Agreement includes a material reduction in Mr. Hughes’ duties and responsibilities or any reduction in his base salary.  If Mr. Hughes’ employment were terminated without cause at December 31, 2010, or if he resigned for good cause at December 31, 2010, he would receive a severance payment equal to $379,294.

In addition, if Mr. Hughes’ employment with the Company or any successor terminates within 18 months after a “change in control” of the Company, as defined under the Employment Agreement (regardless of the reason for such termination), Mr. Hughes will be entitled to receive an amount equal to the greater of (i) 36 times Mr. Hughes’ monthly base salary (pro-rated based upon his annual base salary at the date of termination), or (ii) three times the amount of Mr. Hughes’ annual base salary at the date of termination, plus three times the aggregate amount of any cash bonuses paid to Mr. Hughes during the preceding fiscal year.  Such amount shall be paid in one lump sum payment (within 30 days of the termination of Mr. Hughes subsequent to a “Change in Control”).  The Company, or its successor, will be required to maintain Mr. Hughes’ hospital, health, medical and life insurance coverage during the 36-month period following his termination, unless and until Mr. Hughes obtains new employment during such period and such new employment provides for such benefits to be provided to Mr. Hughes.  All unvested stock options and stock awards previously granted to Mr. Hughes shall accelerate and immediately vest upon the occurrence of a change in control.  If a change in control occurred at December 31, 2010, and Mr. Hughes’ employment terminated, he would have been entitled to a payment of $758,590.

Mr. Hughes’ employment agreement defines a change in control as including:  any event requiring the filing of a Current report on Form 8-K to announce a change in control;  any person acquiring 25% or more of the company’s voting power; if persons who serve on the Board at the beginning of the period fail to make up a majority of the Board at the end of the period; if the company fails to satisfy the listing criteria for any exchange or which its shares are traded due to the number of shareholders or the number of round lot holders; or if the Board of the company approves any transaction after which the shareholders of the company fail to control 51% of the voting power of the resulting entity.

Furthermore, if Mr. Hughes’ employment with the Company terminates within 18 months after the Company consummates a “Significant Acquisition,” as defined under the Employment Agreement (regardless of the reason for such termination), Mr. Hughes will be entitled to receive an amount equal to the greater of (a) 36 times Mr. Hughes’ monthly base salary (pro-rated based upon his annual base salary at the date of termination), or (b) three times the amount of Mr. Hughes’ annual base salary at the date of termination, plus three times the aggregate amount of any cash bonuses paid to Mr. Hughes during the preceding fiscal year.  Such amount shall be paid, at the option of Mr. Hughes, in one lump sum payment (within 30 days of the termination of Mr. Hughes subsequent to a “Significant Acquisition”) or over a 36-month period.  In the event Mr. Hughes elects to receive such amount over a 36-month period, the Company will be required to maintain Mr. Hughes’ hospital, health, medical and life insurance benefits coverage during such 36-month period, unless and until Mr. Hughes obtains new employment during such period and such new employment provides for such benefits to be provided to Mr. Hughes.  In the event Mr. Hughes becomes entitled to the foregoing amounts due to this termination within 18 months of a Significant Acquisition, all unvested stock options or stock awards previously granted to Mr. Hughes shall accelerate and immediately vest upon such termination. Had a Significant Acquisition occurred at December 31, 2010, and Mr. Hughes received a lump sum payment under these provisions, his severance payment would have equaled $758,590.

“Significant Acquisition” under the Employment Agreement means an acquisition by the Company pursuant to which, as all or part of the consideration for such acquisition, the Company issues to the shareholders of the acquired entity such number of voting securities as shall equal 25% or more of the then outstanding voting securities of the Company.  Mr. Hughes’ Employment Agreement has a term of three years; however, for each day elapsed during the term, a day will be added at the end of the term so that the term will be extended on a rolling basis to be three years at any point in time, unless either party shall have provided written notice to the other of its desire to cease such extensions.  In addition, the term of Mr. Hughes’ Employment Agreement shall terminate immediately upon the occurrence of any of the following: (i) the Company’s entering into a Memorandum of Understanding with the FDIC or the New Jersey Department of Banking and Insurance; (ii) a cease-and-desist order being issued with respect to the Company by the FDIC or the New Jersey Department of Banking and Insurance; or (iii) the receipt by the Company of any notice under a federal or state law which (in any way) restricts the payment of any amounts or benefits which may become due under Mr. Hughes’ Employment Agreement.

RECENT LEGISLATION AND ITS IMPACT ON EXECUTIVE COMPENSATION

On February 17, 2009, the American Recovery and Reinvestment Act became law. Under the Act, all institutions that have received government investment under the TARP are required to comply with new executive compensation restrictions.  Among other things, these restrictions prohibit the payment of severance to an institution’s senior executive officers upon their departure from the institution for any reason. In addition, for institutions like the Company that have received less than $25 million under the TARP, the institution’s highest paid executive officer may not receive a “bonus”, which term is broadly defined and includes grants of stock options, but may receive a bonus in the form of restricted stock provided that (i) the restricted stock does not vest until the Treasury’s investment is redeemed, and (ii) the value of the restricted stock does not exceed one-third of the officer’s annual compensation. These restrictions remain in place for so long as the government’s investment in the institution is outstanding.

On December 5, 2008, the Company completed a financing transaction with the United States Treasury under the TARP.  The Company is, therefore, subject to these restrictions and would be unable to make any of the payments described above under the caption “Potential Payments Upon Termination or Change in Control.”

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Dave D. Dallas (1)	14,600	6,360	-0-	5,000	25,960
Mark S. Brody (2)	10,400	6,360	-0-	5,000	21,760
Wayne Courtright (3)	18,200	6,360	-0-	5,000	29,560
Robert H. Dallas, II (4)	14,300	6,360	-0-	5,000	25,660
Raj Patel (5)	14,800	6,360	-0-	5,000	26,160
Charles S. Loring (6)	9,200	6,360	-0-	5,000	20,560
Peter E. Maricondo (7)	10,900	6,360	-0-	5,000	22,260
Allen Tucker (8)	18,600	6,360	-0-	5,000	29,960
Mary Gross (9)	9,500	6,360	-0-	5,000	20,860

(1)          At December 31, 2010, Mr. Dallas held exercisable options to purchase 72,989 shares of stock.

(2)          At December 31, 2010, Dr. Brody held exercisable options to purchase 32,665 shares of stock.

(3)          At December 31, 2010, Mr. Courtright held exercisable options to purchase 14,720 shares of stock.

(4)          At December 31, 2010, Mr. Dallas held exercisable options to purchase 72,989 shares of stock.

(5)          At December 31, 2010, Mr. Patel held exercisable options to purchase 9,533 shares of stock.

(6)          At December 31, 2009, Mr. Loring held exercisable options to purchase 72,989 shares of stock.

(7)          At December 31, 2009, Mr. Maricondo held exercisable options to purchase 14,313 shares of stock.

(8)          At December 31, 2010, Mr. Tucker held exercisable options to purchase 72,989 shares of stock.

(9)          At December 31, 2010, Ms. Gross held exercisable options to purchase 0 shares of stock.

Directors of the Company do not receive per meeting fees for their service on the Company’s Board of Directors.  The Bank’s Board of Directors does receive a $5,000 retainer per year.  Directors also receive cash compensation for their service on the Board of Directors of the Bank.  Directors receive $600 for attendance at each Bank Board of Directors’ meeting, and between $200 and $600 for attendance at each Bank Committee meeting.  The Chairman of the Board and the Chairman of each individual Committee receive an additional $100.00 per meeting.

The Directors are eligible to participate in the Company’s stock bonus and stock option plans.  During 2010, the Company’s non-employee Directors each received 1,200 shares of restricted stock granted at a fair value of $5.30 per share, which vest in 300 share increments over four (4) years commencing September 23, 2011.

MANAGEMENT AND DIRECTOR DEFERRED FEE PLAN

Each of the directors of the Company has the option to elect to defer up to 100% of his or her respective retainer and board fees.  The crediting rate of the deferred account balance is equal to the prime rate plus 100 basis points with a minimum of 4% and a maximum of 10% adjusted annually and compounded monthly.  Each director is 100% vested in his deferred account balance.  The retirement age under the plan is 65, and the benefit payment is paid in annual installments for 10 years or as a lump sum.  The death benefit under the plan is 100% of the account balance paid to the participant’s beneficiary in annual installments for 10 years or a lump sum if death occurs prior to retirement.  During the Company’s fiscal year ended December 31, 2010, Dr. Brody received interest on his account balance of $5,607.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS; REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Bank has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make loans to directors, executive officers and their associates (i.e., corporations or organizations for which they serve as officers or directors, or in which they have beneficial ownership interest of ten percent or more).  These loans have all been made in the ordinary course of the Bank’s business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or represent other unfavorable features.

Other than the ordinary course lending transactions described above, which must be approved by the Bank’s Board under bank regulatory requirements, all related party transactions are reviewed and approved by our Audit Committee.  This authority is provided to our Audit Committee under its written charter.  In reviewing these transactions, our Audit Committee seeks to ensure that the transaction is no less favorable to the Company than a transaction with an unaffiliated third party.  During 2009 and 2010, there were no transactions with related parties which would not have been required to be approved by our Audit Committee, and there were no related party transactions not approved by our Audit Committee.

In addition, the Company leases its Clinton, New Jersey, headquarters from a partnership in which Messrs. David Dallas and Robert Dallas are partners.  Under the lease for such facility, such partnership received aggregate rental payments of $400,000 in 2009 and $410,000 in 2010.  The Company believes that such rent payments reflected market rent and that such lease reflects terms that are comparable to those that could have been obtained in a lease with an unaffiliated third party.

Required Vote

DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING WHETHER IN PERSON OR BY PROXY.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES SET FORTH ABOVE.

PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE PAY-FOR-PERFORMANCE COMPENSATION

Under the ARRA, companies that participate in any assistance programs administered by the United States Department of the Treasury, including the CPP, are required to provide shareholders the opportunity to vote on a non-binding advisory proposal to approve the compensation of executives. The Company closed an investment with the U.S. Treasury under the CPP on December 5, 2008.  Accordingly, the Company’s shareholders are entitled to cast a non-binding advisory vote on the compensation of the Company’s executive officers.

The Company has determined to implement this requirement by providing shareholders a simple vote that indicates their position (by a yes or no vote) with respect to the level of the Company’s overall executive compensation.

Our Board of Directors, primarily through our HR/Compensation Committee, annually reviews and approves corporate and/or individual goals and objectives relevant to the compensation of our executive officers, evaluates performance in light of those goals and objectives, and sets levels of compensation based on this evaluation.  In determining any long-term incentive component of compensation, the Committee will consider all such factors as it deems relevant, such as the Company’s performance and relative shareholder return, the value of similar incentive awards at comparable companies and the awards granted in previous years.  We also believe that both the Company and shareholders benefit from these compensation policies.

The Board recommends that shareholders approve, in an advisory vote, the following resolution:

“Resolved, that the shareholders approve the overall executive compensation of the Company as described in this proxy statement, including the tabular disclosure regarding the Company’s named executive officers contained herein.”

Because your vote is advisory, it will not be binding upon the Board.  However, the HR/Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Required Vote

APPROVAL OF THE ADVISORY PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING WHETHER IN PERSON OR BY PROXY.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADVISORY PROPOSAL SET FORTH ABOVE.

PROPOSAL 3 — THE RATIFICATION OF THE SELECTION OF MCGLADREY & PULLEN, LLP,  AS THE COMPANY’S INDEPENDENT EXTERNAL AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2011.

The Audit Committee has appointed the firm of McGladrey and Pullen, LLP, to act as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2011.  This appointment will continue at the pleasure of the Audit Committee and is presented to the stockholders for ratification as a matter of good governance.  In the event that this appointment is not ratified by our stockholders, the Audit Committee will consider that fact when it selects the independent auditors for the following fiscal year.

Required Vote

THE SELECTION OF MCGLADREY & PULLEN, LLP,  WILL BE RATIFIED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING WHETHER IN PERSON OR BY PROXY.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF MCGLADREY & PULLEN, LLP,  AS THE COMPANY’S INDEPENDENT EXTERNAL AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2011.

PROPOSAL 4 - THE APPROVAL OF UNITY BANCORP, INC. 2011 STOCK OPTION PLAN.

On March 17, 2011, the Board of Directors adopted the Unity Bancorp, Inc. 2011 Stock Option Plan (the “2011 Plan”) and directed that the 2011 Plan be submitted to the shareholders for approval at the 2011 Annual Meeting. The 2011 Plan will become effective if approved by a majority of the votes cast by holders of the shares of the Company’s Common Stock voting in person or by proxy at the Annual Meeting. The Company believes that the 2011 Plan will enable it to attract and continue to appoint and employ qualified directors, officers and employees, and, accordingly, the Company believes that it is in the best interests of the Company to adopt the 2011 Plan.

The purpose of the 2011 Plan is to provide directors, officers and employees of the Company, the Bank, and any subsidiaries the Company may acquire or form, with a proprietary interest in the Company as an incentive to encourage such persons to promote the growth and profitability of the Company and the Bank and remain in service with the Company and the Bank, and to reward such persons for the past performance of the Company and the Bank. The following summary of the material features of the 2011 Plan is qualified in its entirety by the full text of the 2011 Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

Summary of the 2011 Plan

The 2011 Stock Option Plan authorizes the granting of incentive stock options (“ISOs”) and non-statutory options for a total of 200,000 shares of Common Stock to certain members of management of the Company and the Bank. Participants in the Option Plan will be chosen by the Board of Directors of the Company from among the executive officers and directors of the Company, the Bank and any other subsidiaries the Company may acquire or form.

The exercise price for options granted under the Option Plan will be determined by the Board of Directors at the time of grant, but may not be less than 100% of the fair market value of the Common Stock on the date of grant.

The Option Plan may be amended from time to time by the Board of Directors of the Company. The rights and obligations under any option granted before an amendment shall not be altered or impaired by any such amendment without the written consent of the optionee.

The options granted under the Option Plan may either be incentive stock options or non-statutory options. The grant of a non-statutory option which does not have a readily ascertainable fair market value at the time it is granted is not taxable to the recipient of the option for federal income tax purposes at the time the option is granted. The non-statutory options granted under the Option Plan should be considered as not having a readily ascertainable fair market value at the time of grant because they are not tradable on an established market.

The recipient of a non-statutory option realizes compensation taxable as ordinary income at the time the option is exercised or transferred. The amount of such compensation is equal to the amount by which the fair market value of the stock acquired upon exercise of the option exceeds the amount required to be paid for such stock. Upon exercise of the option, the Company is entitled to an income tax deduction in the amount of the compensation income, provided applicable rules pertaining to tax withholding are satisfied and the compensation represents an ordinary and necessary business expense of the Company. The stock acquired upon exercise of the option has an adjusted basis in the hands of the recipient equal to the amount paid for the stock plus the amount taxed at exercise and a holding period commencing on the date the stock is acquired by the recipient. At the time the stock is subsequently sold or otherwise disposed of by the recipient, the recipient will recognize a taxable capital gain or loss measured by the difference between the adjusted basis of the stock at the time it is disposed of and the amount realized in connection with the transaction. The long term or short term nature of such gain or loss will depend upon the applicable holding period for such stock.

For federal income tax purposes, no taxable income results to the optionee upon the grant of an Incentive Stock Option or upon the issuance of shares to the optionee upon the exercise of the option provided that the holding periods discussed below are complied with. Correspondingly, no deduction is allowed to the Company upon either the grant or the exercise of an Incentive Stock Option.

If shares acquired upon the exercise of an Incentive Stock Option are not disposed of within the two-year period following the date the option is granted and within the one year period following the date the shares are issued to the optionee pursuant to exercise of the option, the difference between the amount realized on any disposition thereafter and the option price will be treated as a long-term capital gain or loss to the optionee. If a disposition occurs before the expiration of the requisite periods described above, then the option will be treated as a non-statuatory option. In such event, the Company will be entitled to a corresponding deduction from its income, provided that the deduction is reasonable and that the Company withholds and deducts as required by law.  Any such increase in the income of the optionee or deduction from the income of the Company attributable to such disposition is treated as an increase in income or a deduction from income in the taxable year in which the disposition occurs. Any excess of the amount realized by the optionee on disposition of the shares over the fair market value of the shares at the time of exercise will be treated as capital gain.

Required Vote

IN ORDER FOR THE 2011 STOCK OPTION PLAN TO BE APPROVED, THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK VOTING AT THE ANNUAL MEETING IS REQUIRED.

UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED “FOR” THE APPROVAL OF THE 2011 STOCK OPTION PLAN.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 2011 STOCK OPTION PLAN.

SEE EXHIBIT A

PROPOSAL 5 - THE APPROVAL OF UNITY BANCORP, INC. 2011 STOCK BONUS PLAN

Description of the 2011 Stock Bonus Plan and Vote Required

On March 17, 2011, the Board of Directors adopted the Unity Bancorp, Inc. 20II Stock Bonus Plan (the “2011 Plan”) and directed that the 2011 Plan be submitted to the shareholders for approval at the 2011 Annual Meeting. The 2011 Plan will become effective if approved by a majority of the votes cast by holders of the shares of the Company’s Common Stock voting in person or by proxy at the Annual Meeting. The Company believes that the 2011 Plan will enable it to attract and continue to appoint and employ qualified directors, officers and employees, and, accordingly, the Company believes that it is in the best interests of the Company to adopt the 2011 Plan.

The purpose of the 2011 Plan is to provide directors, officers and employees of the Company, the Bank, and any subsidiaries the Company may acquire or form, with a proprietary interest in the Company as an incentive to encourage such persons to promote the growth and profitability of the Company and the Bank and remain in service with the Company and the Bank, and to reward such persons for the past performance of the Company and the Bank. The following summary of the material features of the 2011 Plan is qualified in its entirety by the full text of the 2011 Plan, a copy of which is attached to this Proxy Statement as Exhibit B.

Summary of the 2011 Plan

Up to 100,000 shares of the Company’s Common Stock may be awarded under the 2011 Plan, subject to adjustment in the event of certain capital changes in the Company. Directors, officers and employees of the Company, the Bank, and of any subsidiaries that the Company may acquire or form, are eligible to be awarded bonuses under the 2011 Plan in the form of shares of the Company’s Common Stock. At the date hereof, there are approximately 10 Directors, 4 executive officers and 165 employees who would be eligible to receive stock bonuses under the 2011 Plan.

The 2011 Plan will be administered by the Board of Directors of the Company, who will have the authority to determine the persons to whom share bonuses will be granted, the amount of each share bonus, and any other terms and conditions applicable to a share bonus (which terms and conditions may not be identical for all participants or with respect to all awards). The Board of Directors also has the authority to establish such rules and regulations as it may deem necessary or appropriate for the proper administration of the 2011 Plan. The Company anticipates filing a registration statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock issuable under the 2011 Plan.

Federal Income Tax Consequences of the 2011 Plan

In general, bonus share grants will be taxed as compensation income to the grant recipient at the full fair market value of the Common Stock underlying the grant on the date of grant. The Company is entitled to an income tax deduction for the amount of compensation paid to a participant under the 2011 Plan. If the bonus shares are subject to forfeiture, (i.e., they are opionted subject to a vesting requirement), absent an election under section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the bonus share grant will be taxed to the grant recipient as compensation income at the fair market value of the Common Stock underlying the grant, and the Company will be entitled to an income tax deduction for such amount, as of the date the risk of forfeiture is eliminated (i.e., the shares vest), If the grant recipient makes a timely election under section 83(b) of the Code, the bonus share grant will be taxed as compensation income to the grant recipient at the fair market value of the Common Stock underlying the grant, without regard to any risk of forfeiture, on the date of grant, and the Company will be entitled to an income tax deduction in such amount as of the same date.

Termination of and Amendments to the 2011 Plan

No awards may be made under the 2011 Plan after the expiration of ten years from the date of adoption of the 2011 Plan.  The Board of Directors may amend the 2011 Plan from time to time, or terminate the 2011 Plan at any time, in each case in its discretion, but no such action shall reduce any award granted prior to the date of such action, or change any of the terms or conditions applicable to such existing award without the consent of the award recipient.

The number of shares that would be awarded to the Company’s Chief Executive Officer and the other four most highly compensated executive officers of the Company pursuant to the 2011 Plan are not currently determinable.

The following table provides information with respect to the equity securities that are authorized for issuance under our equity compensation plans as of December 31, 2010:

EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted- average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (C)
Equity compensation plans approved by security holders	775,468	$5.90	27,857
Equity compensation plans approved by security holders (Restricted stock plan)	43,367	—	12,335
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	818,835	$5.59	40,192

Required Vote

IN ORDER FOR THE 2011 STOCK BONUS PLAN TO BE APPROVED, THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK VOTING AT THE ANNUAL MEETING IS REQUIRED.

UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED “FOR” THE APPROVAL OF THE 2011 STOCK BONUS PLAN.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 2011 STOCK BONUS PLAN.

SEE EXHIBIT B

OTHER MATTERS

The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting.  However, if any other matter should properly come before the Annual Meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto in what, according to their judgment, is in the interests of the Company and its shareholders.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the section of this proxy statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

COMPLIANCE WITH SECTION 16(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s Common Stock (who are referred to as “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC.  Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received or written representations from Reporting Persons, the Company believes that, with respect to the fiscal year ended December 31, 2010, all of the Reporting Persons timely complied with all applicable filing requirements.

SUBMISSION OF SHAREHOLDER PROPOSALS

FOR THE 2012 ANNUAL MEETING

Any shareholder who intends to present a proposal at the 2012 Annual Meeting of Shareholders must ensure that the proposal is received by the Corporate Secretary at Unity Bancorp, Inc., 64 Old Highway 22, Clinton, New Jersey, 08809, no later than December 16, 2011, if the proposal is submitted for inclusion in the Company’s proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 or is otherwise submitted.

ANNUAL REPORT ON FORM 10-K

The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at your request.  Please direct all inquiries to the Company’s Corporate Secretary at (908) 713-4308.

EXHIBIT A

UNITY BANCORP, INC. 2011 STOCK OPTION PLAN

Section 1. Purpose

The Unity Bancorp, Inc. 2011 Stock Option Plan (the “Plan”) is hereby established to foster and promote the long-term success of Unity Bancorp, Inc. (the “Corporation”) and its shareholders by providing directors and officers of the Corporation with an equity interest in the Corporation. The Plan will assist the Corporation in attracting and retaining the highest quality of experienced persons as directors and officers and in aligning the interests of such persons more closely with the interests of the Corporation’s shareholders by encouraging such parties to maintain an equity interest in the Corporation.

Section 2. Definitions

Capitalized terms not specifically defined elsewhere herein shall have the following meaning:

“Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Board” means the Board of Directors of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Common Stock” or “Stock” means the common stock, no par value, of the Corporation.

“Corporation” means Unity Bancorp, Inc. and any present or future subsidiary corporations of Unity Bancorp, Inc. (as defined in Section 424(1) of the Code) or any successor to such corporations.

“Disability” shall mean permanent and total disability which if a Participant were an employee of the Corporation would be treated as a total disability under the terms of the Corporation’s long-term disability plan for employees as in effect from time to time; provided, however, with respect to a Participant who has been granted an Incentive Stock Option such term shall have the meaning set forth in Section 422(e)(3) of the Code.

“Fair Market Value” means, with respect to shares of Common Stock, the fair market value as determined by the Board of Directors in good faith and in a manner established by the Board from time to time; provided, however, so long as the shares of Common Stock are last sale reported securities, then the “fair market value” of such shares on any date shall be the closing price reported in the consolidated reporting system, on the business day immediately preceding the date in question, as reported on Nasdaq.

“Incentive Stock Option” means an option to purchase shares of Common Stock granted to a Participant under the Plan which is intended to meet the requirements of Section 422 of the Code.

“Non-Employee Director” shall have the meaning ascribed to such term under Securities and Exchange Commission Rule 16b-3(b)(3).

“Non-Qualified Stock Option” means an option to purchase shares of Common Stock granted to a Participant under the Plan which is not intended to be an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means a member of the Board of Directors or employee of the Corporation selected by the Board to receive an Option under the Plan.

“Plan” means the Unity Bancorp, Inc. 2011 Stock Option Plan.

“Retirement,” with regard to an employee, means termination of employment in accordance with the retirement provisions of any retirement or pension plan maintained by the Corporation or any of its subsidiaries. With regard to a Non-Employee Director,  “Retirement” shall mean cessation of service on the Corporation’s Board of Directors after age 63 with at least 10 years of service as a member of the Corporation’s Board of Directors. For purposes of this provision, service on the Board of Directors of Unity Bank shall be deemed to be service on the Board of Directors of the Corporation.

“Termination for Cause” means termination because of Participant’s intentional failure to perform stated duties, personal dishonesty, willful violation of any law, rule regulation (other than traffic violations or similar offenses) or final cease and desist order issued by any regulatory agency having jurisdiction over the Participant or the Corporation.

Section 3. Administration

(a) The Plan shall be administered by the Board of Directors. Among other things, the Board of Directors shall have authority, subject to the terms of the Plan, to grant Options, to determine the individuals to whom and the time or times at which Options may be granted, to determine whether such Options are to be Incentive Options or Non-Qualified Stock Options (subject to the requirements of the Code), to determine the terms and conditions of any Option granted hereunder, and the exercise price thereof.

(b) Subject to the other provisions of the Plan, the Board of Directors shall have authority to adopt, amend, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Option and to decide all disputes arising in connection with the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem appropriate to carry the Plan into effect, in its sole and absolute discretion. The Board’s decision and interpretations shall be final and binding.  Any action of the Board with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

(c) The Board of Directors may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

Section 4. Eligibility and Participation

Officers, employees and members of the Board of Directors of the Corporation shall be eligible to participate in the Plan. The Participants under the Plan shall be selected from time to time by the Board of Directors, in its sole discretion, from among those eligible, and the Board shall determine in its sole discretion the numbers of shares to be covered by the Option or Options granted to each Participant. Options intended to qualify as Incentive Stock Options shall be granted only to persons who are eligible to receive such options under Section 422 of the Code.

Section 5. Shares of Stock Available for Options

(a) The maximum number of shares of Common Stock which may be issued and purchased pursuant to Options granted under the Plan is 200,000, subject to the adjustments as provided in Section 5 and Section 9, to the extent applicable. If an Option granted under this Plan expires or terminates before exercise or is forfeited for any reason, without a payment in the form of Common Stock being granted to the Participant, the shares of Common Stock subject to such Option, to the extent of such expiration, termination or forfeiture, shall again be available for subsequent Option grant under Plan. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) In the event that the Board of Directors determines, in its sole discretion, that any stock dividend, stock split, reverse stock split or combination, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be granted or made available under the Plan to Participants, the Board shall have the right to proportionately and appropriately adjust equitably any or all of (i) the maximum number and kind of shares of Common Stock in respect of which Options may be granted under the Plan to Participants, (ii) the number and kind of shares of Common Stock subject to outstanding Options held by Participants, and (iii) the exercise price with respect to any Options held by Participants, without changing the aggregate purchase price as to which such Options remains exercisable, and if considered appropriate, the Board may make provision for a cash payment with respect to any outstanding Options held by a Participant, provided that no adjustment shall be made pursuant to this Section if such adjustment would cause the Plan to fail to comply with Section 422 of the Code with regard to any Incentive Stock Options granted hereunder. No fractional Shares shall be issued on account of any such adjustment.

(c) Any adjustments under this Section will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

Section 6. Non-Qualified Stock Options

6.1 Grant of Non-Oualified Stock Options.

The Board of Directors may, from time to time, grant Non-Qualified Stock Options to Participants upon such terms and conditions as the Board of Directors may determine. Non-Qualified Stock Options granted under this Plan are subject to the following terms and conditions:

(a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-Qualified Stock Option shall be determined by the Board of Directors on the date the option is granted. Such purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of the

Common Stock on the date of grant. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock at the Fair Market Value of such shares on the date of surrender, or through such other consideration as the Board of Directors shall determine is appropriate.

(b) Terms of Options. The term during which each Non-Qualified Stock Option may be exercised shall be determined by the Board of Directors, but in no event shall a NonQualified Stock Option be exercisable in whole or in part more than ten (10) years from the date of grant. No Non-Qualified Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution.

(c) Termination of Service. Except as provided in Section 6.I (d) hereof, unless otherwise determined by the Board of Directors, upon the termination of a Participant’s service as an employee or member of the Board of Directors for any reason other than Disability, death or Termination for Cause, the Participant’s Non-Qualified Stock Options shall be exercisable only as to those shares which were immediately exercisable by the Participant at the date of termination and only for a period of three months following termination. Notwithstanding any provision set forth herein nor contained in any Agreement relating to the award of an Option, in the event of Termination for Cause, ail rights under the Participant’s Non-Qualified Stock Options shall expire upon termination. In the event of death or termination of service as a result of Disability of any Participant, all NonQualified Stock Options held by the Participant, whether or not exercisable at such time, shall be exercisable by the Participant or his legal representatives or beneficiaries of the Participant for one year or such longer period as determined by the Board following the date of the Participant’s death or termination of service due to Disability, provided that in no event shall the period extend beyond the expiration of the Non-Qualified Stock, Option term.

(d) Exception for Retirement. Notwithstanding the general rule contained in Section 6.1 (c) above, all options which are then currently exercisable held by a Participant whose employment with the Corporation terminates due to Retirement may be exercised for the lesser of (i) the remaining term of the option, or (ii) twelve (12) months.

Section 7. Incentive Stock Options

7.1 Grant of lncentive Stock Options. The Board of Directors may, from time to time, grant Incentive Stock Options to eligible employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

(a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant. However, if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Common Stock, the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock at the Fair Market Value of such shares on the date of surrender, or through such other consideration as the Board of Directors shall determine is appropriate.

(b) Amounts of Options. Incentive Stock Options may be granted to any eligible employee in such amounts as determined by the Board of Directors. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year shall not exceed $100,000. The provisions of this Section 7.I(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an award is in excess of such limit, it shall be deemed a Non-Qualified Stock Option. The Board shall have discretion to redesignate options granted as Incentive Stock Options as NonQualified options.

(c) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Board of Directors, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than ten (10) years from the date of grant. If at the time an Incentive Stock Option is granted to an employee, the employee owns Common Stock representing more than ten percent (10%) of the total combined voting power of the Corporation (or, under Section 422(d) of the Code, is deemed to own Common Stock representing more than ten percent (10%) of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of Common Stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to such employee shall not be exercisable after the expiration of five years from the date of grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution.

(d) Termination of Employment. Except as provided in Section 7.1 (e) hereof, upon the termination of a Participant’s service for any reason other than Disability, death or Termination for Cause, the Participant’s Incentive Stock Options which are then exercisable at the date of termination may only be exercised by the Participant for a period of three months following termination, after which time they shall be void. Notwithstanding any provisions set forth herein nor contained in any Agreement relating to an award of an Option, in the event of Termination for Cause all rights under the Participant’s Incentive Stock

Options shall expire immediately upon termination. Unless otherwise determined by the Board of Directors, in the event of death or termination of service as a result of Disability of any Participant, all Incentive Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable by the Participant or the Participant’s legal representatives or the beneficiaries of the Participant for one year following the date of the Participant’s death or termination of employment as a result of Disability. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

(e) Exception for Retirement. Notwithstanding the general rule contained in Section 7.1 (d) above, all options which are then exercisable held by a Participant whose employment with the Corporation terminates due to Retirement may be exercised for the lesser of (i) the remaining term of the option or (ii) twelve (12) months.  Any Incentive Stock Option exercised more than three (3) months after a Participant’s Retirement will be treated as a Non-Qualified Stock Option.

(f) Compliance with Code. The options granted under this Section 7 of the Plan are intended to quality as incentive stock options within the meaning of Section 422 of the Code, but the Corporation makes no warranty as to the qualification of any option as an incentive stock option within the meaning of Section 422 of the Code. A Participant shall notify the Board in writing in the event that he disposes of Common Stock acquired upon exercise of an Incentive Stock Option within the two-year period following the date the Incentive Stock Option was granted or within the one-year period following the date he received Common Stock upon the exercise of an Incentive Stock Option and shall comply with any other requirements imposed by the Corporation in order to enable the Corporation to secure the related income tax deduction to which it will be entitled in such event under the Code.

Section 8. Extension

The Board of Directors may, in its sole discretion, extend the dates during which all or any particular Option or Options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause Incentive Stock Options issued under the Plan to fail to comply with Section 422 of the Code.

Section 9. General Provisions Applicable to Options

(a) Each Option under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board of Directors considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

(b) Each Option may be granted alone, in addition to or in relation to any other Option. The terms of each Option need not be identical, and the Board of Directors need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Option, any determination with respect to an Option may be made by the Board at the time of grant or at any time thereafter.

(c) In the event of a consolidation, reorganization, merger or sale of all or substantially all of the assets of the Corporation in each case in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Corporation, the Board of Directors shall provide for anyone or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the Participants, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised (to the extent then exercisable) by the Participant within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Corporation will receive upon consummation thereof a cash payment for each share surrendered in the merger (the “Merger Price”), make or provide for a cash payment to the Participants equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of (the Merger Price) and (B) the aggregate exercise price of all such outstanding Options in exchange for the termination of such Options, and (iv) provide that all or any outstanding Options shall become exercisable in full immediately prior to such event.

(d) The Participant shall pay to the Corporation, or make provision satisfactory to the Board of Directors for payment of, any taxes required by law to be withheld in respect of Options under the Plan no later than the date of the event creating the tax liability. In the Board’s sole discretion, a Participant (other than a Participant subject to Section 16 of the Act (a “Section 16 Participant”), who shall be subject to the following sentence) may elect to have such tax obligations paid, in whole or in part, in shares of Common Stock, including shares retained from the Option creating the tax obligation. With respect to Section 16 Participants, upon the issuance of shares of Common Stock in respect of an Option, such number of shares issuable shall be reduced by the number of shares necessary to satisfy such Section 16 Participant’s federal, and where applicable, state withholding tax obligations. For withholding tax purposes, the value of the shares of Common Stock shall be the Fair Market Value on the date the withholding obligation is incurred. The Corporation may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(e) For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant:

(i) a transfer to the employment of the Corporation from a subsidiary or from the Corporation to a subsidiary, or from one subsidiary to another, or

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Corporation, if the Participant’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board of Directors otherwise so provides in writing.

(f) The Board of Directors may at any time, and from time to time, amend, modify or terminate the Plan or any outstanding Option held by a Participant, including substituting, therefore, another Option of the same or a different type or changing the date of exercise or realization, provided that the Participant’s consent to each action shall be required unless the Board of Directors determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 10. Miscellaneous

(a) No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment or service on the Corporation’s Board of Directors. The Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Option.

(b) Nothing contained in the Plan shall prevent the Corporation from adopting other or additional compensation arrangements.

(c) Subject to the provisions of the applicable Option, no Participant shall have any rights as a shareholder (including, without limitation, any rights to receive dividends, or non cash distributions with respect to such shares) with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof.

(d) Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or State securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

(e) No member of the Board of Directors shall be liable for any action or determination taken or granted in good faith with respect to this Plan nor shall any member of the Board of Directors be liable for any agreement issued pursuant to this Plan or any grants under it. Each member of the Board of Directors shall be indemnified by the Corporation against any losses incurred in such administration of the Plan, unless his action constitutes serious and willful misconduct.

(f) Subject to the approval of the shareholders of the Corporation, the Plan shall be effective on the date of such approval. Prior to such approval, Options may be granted under the Plan expressly subject to shareholder approval.

(g) The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be granted without shareholder approval if such approval is necessary to comply with any applicable tax laws, securities exchange listing standards, or regulatory requirement.

(h) Options may not be granted under the Plan after December 31, 2021, but then outstanding Options may extend beyond such date.

(i) To the extent that State laws shall not have been preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the other laws of the State of New Jersey.

EXHIBIT B

UNITY BANCORP, INC. 2011 STOCK BONUS PLAN

1. Purpose.

The 2011 Stock Bonus Plan (the “Plan”) is intended to provide incentives which will attract and retain highly competent key members of management and directors of Unity Bancorp, Inc. (the “Company”), Unity Bank (the “Bank”) and any other subsidiaries, direct or indirect, which the Company may form in the future (collectively, the “Group”) by providing them with a bonus in the form of shares of the common stock, no par value, (“Stock”) of the Company pursuant to awards (“Awards”) described herein.

2. Administration.

The Board of Directors of the Company (the “Board”) shall supervise and administer the Plan.  Any questions of interpretation of the Plan or of any Awards issued under it shall be determined by the Board and such determination shall be final and binding upon all persons. The Board is authorized to, subject to the provisions of this Plan, select Participants from among the eligible Participants (as set forth under Paragraph 3 hereof) to receive Awards, to determine the number of shares of Stock subject to each Award, to establish the terms and conditions of each such Award, to establish such rules and regulations as the Board deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan as it deems necessary or advisable. All Awards to the Chief Executive Officer or any other Executive Officers of the Company, the Bank or the Group must, in accordance with the listing standards of any securities exchange on which the stock is then traded, be determined, or recommended to the Board by a majority of “independent” directors (as defined under the rules and regulations of the Securities and Exchange Commission and the listing standards of such exchange, if any).  All the determinations and interpretations made by the Board shall be binding and conclusive on all Plan Participants and on their legal representatives and beneficiaries.

3. Participants.

Participants shall consist of select key members of management or board of directors of the Group, including employees and non-employee directors of the Bank as the Board may select from time to time.

4. Shares Reserved Under the Plan.

There is hereby reserved for issuance as Awards under the Plan an aggregate of 100,000 shares of Stock.

5. Awards.

Awards will consist of shares of Stock transferred to Participants as a bonus for service rendered to the Group. Upon any such grant, the Company shall notify the recipient of the grant, the terms and conditions of the Award (if any, and the certificate representing the Stock will be delivered to the Participant as vesting lapses).  In the event any employee or director of the Group is terminated, (for any reason), or resigns, (for any reason), all rights to receive any additional shares of Stock contained in any Awards received prior to such termination or resignation, and not vested prior to such termination, shall become null and void.  Notwithstanding the preceding sentence, in the event any employee or director of the Group has reached the age of 63 with at least 10 years of service and, in connection with retirement from employment, resigns from the Group, all rights to receive additional shares of Stock contained in any Awards received prior to such resignation, and not vested prior to such resignation, shall continue in full force and effect.

6. Change in Control.

(a) For purposes of the Plan, a “Change in Control” shall mean:

(i) a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company or a similar transaction in which Unity is not the resulting entity; or

(ii) individuals who constitute the Incumbent Board (as herein defined) of Unity cease for any reason to constitute a majority thereof; or

(iii) the occurrence of an event of a nature that would be required to be reported in response to Item 1 of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or

(iv) Without limitation, a “change in control” shall be deemed to have occurred at such time as (i) any “person” (as the term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or the trustees or any administrator of any employee stock ownership plan and trust, or any other employee benefit plans, established by Employer from time-to-time is or becomes a “beneficial owner” (as defined in Rule 13-d under the Exchange Act) directly or indirectly, of securities of the Company representing 35% or more of the Company’s outstanding securities ordinarily having the right to vote at the election of directors; or

(v) A proxy statement soliciting proxies from shareholders of the Company is disseminated by someone other than the current management of the Company , seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted into cash or property or securities not issued by the Company; or

(vi) A tender offer is made for 35% or more of the voting securities of the Company  and shareholders owning beneficially or of record 35% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender and such tendered shares have been accepted by the tender offeror.

For these purposes, “Incumbent Board” means the Board of Directors of the Company on March 18, 2011, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by members or shareholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as if he were a member of the Incumbent Board.

(b) Upon the occurrence of a Change in Control, all shares of Stock contained in any Awards to any employee or director of the Group which is received prior to any such Change in Control and are not vested prior to such Change in Control shall become vested.

7. Compliance with Section 409A

(a) Notwithstanding any other provision of this Plan, Awards shall not be distributed and the restrictions pertaining to such award shall not expire earlier than:

(1) upon the completion or satisfaction of the conditions specified by the Board in the Award;

(2) a Participant’s separation from service;

(3) the date a Participant becomes disabled (as defined below);

(4) upon the death of a Participant;

(5) a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as described in Section 6 or, if in conflict therewith, to the extent necessary, by the Secretary of Treasury under regulations issued under Code section 409A; or

(6) upon the occurrence of an unforeseeable emergency.

(b) A payment of a Participant’s vested interest in an Award may, in the discretion of the Board, be made in the event of a Participant’s disability or Unforeseeable Emergency (as defined below). Payments in settlement of a Participant’s vested interest in an Award shall be made as soon as practicable after such occurrence or after the Participant otherwise vests in such award. For the purposes of section 409A of the Code, the entitlement to a series of installment payments will be treated as the entitlement to a single payment.

(c) Other provisions of the Plan notwithstanding, if, upon the written application of a Participant, the Board determines that the Participant has an unforeseeable emergency (as defined below), the Board may, in its sole discretion, direct the payment to the Participant of all or a portion of the balance of his or her vested interest in an Award, provided that any such withdrawal shall be limited by the Board to the amount reasonably necessary to meet the emergency, including amounts needed to pay any income taxes or penalties reasonably anticipated to result from the payment. No payment may be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets or to the extent the liquidation of such assets would not cause severe financial hardship.

(d) The Board may not otherwise permit the acceleration of the time or schedule of any vesting of an Award scheduled to be paid pursuant to the Plan, unless such acceleration of the time or schedule is (i) necessary to fulfill a domestic relations order (as defined in section 414(p)(1)(B) of the Code) or to comply with a certificate of divestiture (as defined in section 1043(b)(2) of the Code), (ii) de minimis in nature (as defined in regulations promulgated under section 409A of the Code), (iii) to be used for the payment of FICA taxes on amounts deferred under the Plan, or (iv) equal to amounts included in the federal personal taxable income of the Participant under section 409A of the Code.

(e) For purposes of this Section 7, the following definitions shall apply:

(1) “Disability” shall mean (i) the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) if the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.

(2) “Unforeseeable Emergency” shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code section l52(a)of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

8. Duration, Amendment, and Termination.

No Award shall be granted more than ten (10) years after the date of adoption of this Plan. The Board may amend the Plan from time to time or terminate the Plan at any time.  However, no action authorized by this Paragraph 8 shall reduce the amount of any existing  Award or change the terms and conditions thereof without the consent of the recipient of such services.

9. Notice.

Any and all notices, consents, offers, acceptances, or any other communications provided for herein shall be given in writing which shall be addressed, in the case of the Company, to its principal office, and in the case of a Participant, to his residence, or to any other address as may be designated by him after giving appropriate notice of such other address to the Company.

10. Benefit.

Except as herein otherwise provided, this Plan shall inure to the benefit of and shall be binding upon the Company, its successors and assigns, and a Participant, his executor or legal representative, heirs, legatees, and successors.

11. Construction.

This Plan has been adopted in the State of New Jersey and shall be construed pursuant to the laws of the State of New Jersey in effect at the time of such construction. In construing this Plan, the singular shall be deemed to include the Plural, and the masculine the feminine, and vice versa, except where the context clearly requires otherwise.

12. Titles.

Captions and titles of articles and sections are provided for convenience only and are not intended to affect the substance of this Plan.

13. No Employment or Continued Service.

Participation in this Plan shall not be deemed to be a contract between any member of the Group and any Participant. Nothing contained herein may be deemed to give any Participant the right to be retained in the employ of any member of the Group or to continue service of the Board of Directors of any member of the Group.

14. No Fiduciary Relationship.

Neither the establishment and maintenance of this Plan, nor any action taken by the Company or the Board hereunder, shall create or be deemed to create a trust or fiduciary relationship of any kind between any member of the Group and any Participant or other person.

With- For All For hold Except X Detach above card, sign, date and mail in postage paid envelope provided. IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED. PLEASE MARK VOTES AS IN THIS EXAMPLE Date Sign above Co-holder (if any) sign above Please be sure to date and sign this proxy card in the box below. ANNUAL MEETING OF SHAREHOLDERS APRIL 28, 2011 PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign in full corporate name and then an authorized officer should sign his name and print his name below his signature. If the shares are held in a joint name, all joint owners should sign. UNITY BANCORP, INC. REVOCABLE PROXY UNITY BANCORP, INC. INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below. The undersigned hereby appoints James A. Hughes and Alan J. Bedner, and each of them, with full power of substitution, as proxies to vote all of the shares of the common stock of Unity Bancorp, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Grand Colonial Restaurant, Route 173 West, Clinton, NJ, on Thursday, April 28, 2011 at 3:00 P.M., and at any adjournment thereof. The undersigned hereby revokes any and all prior proxies given with respect to such meeting. 2. To consider and approve the following advisory (non-binding) proposal: “Resolved, that the shareholders approve the compensation of the Company’s named executive officers as described in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement”. 3. The ratification of the selection of McGladrey and Pullen, LLP, as the Company’s independent external auditors for the year ending December 31, 2011. 4. The adoption of the Company’s 2011 Stock Option Plan. 5. The adoption of the Company’s 2011 Stock Bonus Plan. 6. In their discretion, such other business as may properly come before the meeting or any adjournment thereof. This Proxy will be voted as specified hereon. If no choice is specified, the Proxy will be voted “FOR” the proposals listed above. This Proxy is solicited by the Board of Directors of the Company. 1. The election of the nominees listed below to serve on the Board of Directors of the Company for the terms set forth in the Company’s proxy statement. Wayne Courtright, David D. Dallas, Robert H. Dallas, II, Peter E. Maricondo, Mary E. Gross 5394 PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. For Against Abstain For Against Abstain For Against Abstain For Against Abstain

With- For All For hold Except X Detach above card, sign, date and mail in postage paid envelope provided. IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED. PLEASE MARK VOTES AS IN THIS EXAMPLE Date Sign above Co-holder (if any) sign above Please be sure to date and sign this proxy card in the box below. ANNUAL MEETING OF SHAREHOLDERS APRIL 28, 2011 PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign in full corporate name and then an authorized officer should sign his name and print his name below his signature. If the shares are held in a joint name, all joint owners should sign. UNITY BANCORP, INC. REVOCABLE PROXY UNITY BANCORP, INC. INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below. The undersigned hereby appoints James A. Hughes and Alan J. Bedner, and each of them, with full power of substitution, as proxies to vote all of the shares of the common stock of Unity Bancorp, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Grand Colonial Restaurant, Route 173 West, Clinton, NJ, on Thursday, April 28, 2011 at 3:00 P.M., and at any adjournment thereof. The undersigned hereby revokes any and all prior proxies given with respect to such meeting. 2. To consider and approve the following advisory (non-binding) proposal: “Resolved, that the shareholders approve the compensation of the Company’s named executive officers as described in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement”. 3. The ratification of the selection of McGladrey and Pullen, LLP, as the Company’s independent external auditors for the year ending December 31, 2011. 4. The adoption of the Company’s 2011 Stock Option Plan. 5. The adoption of the Company’s 2011 Stock Bonus Plan. 6. In their discretion, such other business as may properly come before the meeting or any adjournment thereof. This Proxy will be voted as specified hereon. If no choice is specified, the Proxy will be voted “FOR” the proposals listed above. This Proxy is solicited by the Board of Directors of the Company. 1. The election of the nominees listed below to serve on the Board of Directors of the Company for the terms set forth in the Company’s proxy statement. Wayne Courtright, David D. Dallas, Robert H. Dallas, II, Peter E. Maricondo, Mary E. Gross 5394/7519 PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. For Against Abstain For Against Abstain For Against Abstain For Against Abstain 401K